                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE               CONTACTS:   MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

               NUCO2 REPORTS FISCAL 2007 SECOND QUARTER RESULTS
                                    -----
                       ANNOUNCES SHARE REPURCHASE PROGRAM

STUART, FLORIDA, January 31, 2007 -- NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported operating results for the quarter ended December 31,
2006, in line with the Company's recently announced new strategic growth plan.
The Company also announced that its Board of Directors has authorized a share repurchase program.

      o   Total revenues for the second quarter totaled $32.0 million, compared with $28.8 million in the corresponding year-ago period, an increase of 11.2%, and for the fiscal 2007 first half increased 13.6%, to $64.3 million from $56.6 million.

      o   Reflecting increased expenses resulting from the transition to the new plan, operating income equaled $2.9 million, compared with $4.7 million a year ago, and for the first half equaled $8.7 million, compared with $9.8 million last year. As expected, the impact of the previously announced cost savings from the new plan were not reflected in the second quarter, and will be fully realized in the fourth quarter of this fiscal year.

      o   EBITDA (earnings before interest, taxes, depreciation and
          amortization), which the Company regards as useful information as to its liquidity, excluding non-cash stock option expense, amounted to
          $9.1 million for the second quarter, compared to $10.1 million, on the same basis, in the corresponding year-ago period. First half EBITDA, excluding non-cash stock option expense, was $20.4 million, compared with $19.7 million in the corresponding year-ago period.

      o   The Company generated $5.0 million in free cash in the first half of fiscal 2007 that was used to pay down debt.

      o   Net income in the fiscal 2007 second quarter amounted to $1.4 million, or $0.09 per fully diluted share, compared with $2.6 million, or $0.17 per fully diluted share, in the corresponding earlier year period.

      "The new strategic growth plan is on target," said Michael E. DeDomenico,
Chairman and CEO. "Under the new plan, we will be measuring results by growth in return on investment, which is expected to steadily improve in the periods ahead."

      Mr. DeDomenico added, "The Board has decided to authorize a share repurchase program, under which the Company may repurchase up to $50 million of the Company's common shares. This represents a vote of confidence in our Company and its prospects, and reflects our commitment to increasing long-term shareholder value. Under our new strategic growth plan we expect to significantly increase free cash flow. The Company will fund the share repurchase program from its free cash supported by borrowings under its existing revolving credit facility. With a significant level of debt capacity, the
Company is in a strong position to advance its growth while repurchasing shares."

      As part of the share repurchase program, the Company also announced that it will enter into a Rule 10b5-1 repurchase plan with a broker to facilitate its share repurchase activity. The share repurchases are expected to commence on
February 5, 2007 and continue through December 31, 2007, subject to certain price, volume and timing constraints. A Rule 10b5-1 repurchase plan allows the
Company to purchase its shares at times when it ordinarily would not be in the market due to regulatory or Company restrictions. The share repurchase plan does not obligate the Company to acquire any particular amount of shares and may be suspended at any time. In addition to repurchases made pursuant to the Rule
10b5-1 plan, the Company may also make repurchases at management's discretion from time to time, subject to market conditions, share prices, its cash position and compliance with regulatory requirements subject to the $50 million authorization. As of January 30, 2007, there were approximately 15,826,000 common shares outstanding.

ABOUT NUCO2

      NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental
U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM.

CONFERENCE CALL

      A conference call to report operating results for the fiscal 2007 second quarter will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2's website at www.nuco2.com. To listen to the live call, please go to the website at least fifteen minutes early to register,

download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

      STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                NUCO2 INC.
                                         CONDENSED BALANCE SHEETS
                                              (IN THOUSANDS)

                             ASSETS                                    December 31, 2006     June 30, 2006
                                                                       -----------------     -------------
Current assets:
          Cash and cash equivalents                                        $    187            $    341
          Trade accounts receivable, net of allowance for doubtful
          accounts of $2,091 and $2,538, respectively                        13,480              12,955
          Inventories                                                           306                 302
          Prepaid insurance expense and deposits                              3,795               5,846
          Prepaid expenses and other current assets                           2,556               1,465
          Deferred tax assets - current portion                               8,473               8,598
                                                                           --------            --------
               Total current assets                                          28,797              29,507
                                                                           --------            --------

Property and equipment, net                                                 125,300             119,603
                                                                           --------            --------

          Goodwill & other intangible assets, net                            40,182              40,905
          Deferred tax assets                                                 6,594               8,807
          Other                                                                 203                 185
                                                                           --------            --------
               Total other assets                                            46,979              49,897
                                                                           --------            --------

                   Total assets                                            $201,076            $199,007
                                                                           ========            ========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
          Accounts payable                                                 $  7,564            $  6,883
          Accrued expenses & other current liabilities                        3,693               5,945
                                                                           --------            --------
               Total current liabilities                                     11,257              12,828

Long-term debt                                                               30,500              35,450
Customer deposits                                                             4,113               3,805
                                                                           --------            --------
               Total liabilities                                             45,870              52,083

Total shareholders' equity                                                  155,206             146,924
                                                                           --------            --------
Total liabilities & shareholders' equity                                   $201,076            $199,007
                                                                           ========            ========

                                                          NUCO2 INC.
                                                   STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               Three Months Ended         Six Months Ended
                                                                                  December 31,              December 31,
                                                                           -------------------------- ------------------------
                                                                               2006         2005         2006         2005
                                                                           ------------- ------------ ------------ -----------
Revenues:
      Product sales                                                          $ 21,319     $ 18,895     $ 42,870     $ 36,933
      Equipment rentals                                                        10,642        9,858       21,447       19,685
                                                                             --------     --------     --------     --------
Total Revenues                                                                 31,961       28,753       64,317       56,618
                                                                             --------     --------     --------     --------

Costs and expenses:
      Cost of products sold, excluding depreciation & amortization             13,797       12,074       27,783       24,061
      Cost of equipment rentals, excluding depreciation & amortization          1,949          807        2,740        1,483
      Selling, general and administrative expenses                              7,834        6,172       14,391       11,255
      Depreciation and amortization                                             4,897        4,556        9,742        8,860
      Loss on asset disposal                                                      542          398          984        1,205
                                                                             --------     --------     --------     --------
                                                                               29,019       24,007       55,640       46,864
                                                                             --------     --------     --------     --------

Operating income                                                                2,942        4,746        8,677        9,754

Gain on financial instrument                                                     --           --           --           (177)
Interest expense                                                                  550          543        1,126          908
                                                                             --------     --------     --------     --------

Income before provision for income taxes                                        2,392        4,203        7,551        9,023
      Provision for income tax                                                  1,009        1,564        3,649        3,429
                                                                             --------     --------     --------     --------
Net income                                                                   $  1,383     $  2,639     $  3,902     $  5,594
                                                                             ========     ========     ========     ========

Weighted average number of common and common
      equivalent shares outstanding
      Basic                                                                    15,776       15,365       15,725       15,337
                                                                             ========     ========     ========     ========
      Diluted                                                                  16,087       15,892       16,035       15,846
                                                                             ========     ========     ========     ========

Net income per basic common share                                            $   0.09     $   0.17     $   0.25     $   0.36
                                                                             ========     ========     ========     ========
Net income per diluted common share                                          $   0.09     $   0.17     $   0.24     $   0.35
                                                                             ========     ========     ========     ========

  RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES EBITDA AND EBITDA
                         EXCLUDING STOCK OPTION EXPENSE

                                                  Three Months Ended            Six Months Ended
                                         ----------------------------------- -----------------------
                                              December 31,         Sep 30,        December 31,
                                         ----------------------- ----------- -----------------------
                                            2006        2005        2006        2006        2005
                                         ----------- ----------- ----------- ----------- -----------

Net income                                $  1,383    $  2,639    $  2,519    $  3,902    $  5,594
Interest expense                               550         543         576       1,126         908
Depreciation & amortization                  4,897       4,556       4,845       9,742       8,860
Gain on financial instrument                  --          --          --          --          (177)
Provision for income taxes                   1,009       1,564       2,640       3,649       3,429
                                          --------    --------    --------    --------    --------
  EBITDA                                  $  7,839    $  9,302    $ 10,580    $ 18,419    $ 18,614
  Noncash option expense                     1,245         787         699       1,944       1,085
                                          --------    --------    --------    --------    --------
  EBITDA excluding stock option expense   $  9,084    $ 10,089    $ 11,279    $ 20,363    $ 19,699
                                          ========    ========    ========    ========    ========

Cash flows provided by (used in):
  Operating activities                    $  9,105    $  9,557    $  8,849    $ 17,953    $ 17,184
  Investing activities                    $ (7,455)   $ (9,311)   $ (8,316)   $(15,771)   $(20,944)
  Financing activities                    $ (1,935)   $   (176)   $   (402)   $ (2,336)   $  2,975

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the
Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lender also uses EBITDA to assess the Company's compliance with debt covenants.
These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.